1999." Johnson went on to say, "We expect to consummate additional asset sales over the next several months to complete the plan. With a lower debt level and more focused strategy, the Company should be well position to capitalize on the expected industry recovery in its customers' markets."

ITEQ manufactures engineered equipment and provides after-market parts and technical services to industrial customers worldwide. The Company's products include heat exchangers, storage tanks, filtration equipment and related services.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to certain risks, uncertainties and assumptions. These risks and uncertainties, which are more fully described in ITEQ's Annual and Quarterly Reports filed with the Securities and Exchange Commission, include changes in market conditions in the industries in which the Company operates. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated.


                                      # # #